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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cohesion Technologies, Inc. for the registration of 910,768 shares of its common stock and to the incorporation by reference therein of our report dated January
29, 2002 included in its Transition Report (Form 10-K) for the period from July 1, 2001 to December 31,2001, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Palo Alto, California
October 25, 2002